Exhibit 99.2

FOR IMMEDIATE RELEASE

December 3, 2010

WALTER ENERGY AND WESTERN COAL AGREE TO CAD$3.3 BILLION MERGER

Transaction Creates the Leading, Publicly Traded, “Pure-Play” Metallurgical Coal Producer Globally; Combined Company will have Unique Access to Pacific and Atlantic Seaborne Markets

Agreement Based on Walter’s Previously Disclosed Merger Proposal which Valued Western Coal at a 56 Percent Premium to its Pre-Announcement Price

Transaction Expected to be Accretive to Walter Energy on an Earnings Per Share Basis in the First Full Year After Closing

(TAMPA, Fla. and Vancouver, B.C.) — Walter Energy (NYSE: WLT) and Western Coal Corp. (TSX: WTN, WTN.WT and AIM: WTN) announced today that they have entered into an arrangement agreement (the “Agreement”) for Walter Energy to acquire all of the outstanding common shares of Western Coal for CAD$11.50 per share in cash or 0.114 of a Walter Energy share, or for a combination thereof, all subject to proration. The transaction represents a total enterprise value of CAD$3.3 billion (USD$3.3 billion), net of cash on the balance sheet for Western Coal. The Agreement follows announcements on Nov. 18, 2010 by Walter Energy and Western Coal that they had begun exclusive negotiations regarding the potential business combination.

The transaction will create the world’s leading, publicly traded, “pure-play” metallurgical coal producer with total coal reserves of approximately 385 million tons(i) and a significant and growing production profile balanced between Walter Energy’s current high productivity assets and Western Coal’s high growth assets in Canada, the United States and the United Kingdom. The combined company expects to produce in excess of 20 million tons of coal by 2012. It will also be the only producer with cost advantaged transportation access to the high growth Asian and South American seaborne metallurgical coal markets.

“This is a transformative transaction at a time when global demand for metallurgical coal is surging,” said Joe Leonard, interim chief executive officer of Walter Energy. “Western Coal has an attractive high-quality metallurgical coal asset base and has embarked on an organic growth strategy that is expected to increase production more than 60 percent by fiscal 2013. It is a unique strategic fit with Walter Energy’s large scale, high-productivity mines which produce premium-quality metallurgical coal for customers in South America and Europe. Our combined production capacity and geographic footprint leaves us extremely well positioned to benefit from favorable sector dynamics driven by increased steel production in markets such as China, India and Brazil. Bottom line, this is the right transaction at the right time.”

The transaction is expected to be accretive to Walter Energy’s earnings per share in the first full year following the close of the transaction, with continued strong operating cash flows derived from existing production assets and high return on investment capital expected from development projects.

Keith Calder, president and chief executive officer of Western Coal, said, “We are pleased to be combining with Walter Energy and believe this transaction offers Western Coal’s shareholders immediate value as well as future upside from their ownership of approximately 14 percent of the combined company.  The combined business will have substantial reserves and an experienced management team focused on safety, growth and shareholder value. With its size and financial strength, the combined business will have future growth opportunities that neither one of us would have on our own.”

The agreed price of CAD$11.50 represented a 56 percent premium to Western Coal’s closing share price of CAD$7.38 on Nov. 17, 2010, the day before Walter Energy announced it had submitted a proposal to Western Coal.

Mr. Leonard concluded, “We see tremendous opportunity for the stakeholders of both companies and we will work closely with the Canadian national and provincial authorities to give careful attention to any sensitivities, provide detail on the potential of the combined company and to describe the broad benefits of this combination.”

Transaction Details

The transaction will be effected by way of a statutory plan of arrangement pursuant to the Business Corporations Act (British Columbia). Under the terms of the agreement, Western Coal shareholders will be permitted to exchange each of their Western Coal shares for, at their election, CAD$11.50 in cash or 0.114 of a Walter Energy share (the “merger consideration”), or for some combination thereof.  All elections will be subject to proration if total cash elections exceed 70 percent of the total merger consideration to be paid or total share elections exceed 30 percent of the total merger consideration.

The total amount of cash to be paid to Western Coal shareholders under the transaction is expected to be approximately CAD$2.1 billion (USD$2.1 billion) and the total number of shares of Walter Energy shares to be issued to Western Coal shareholders under the transaction is expected to be approximately 9 million. These amounts assume that 278.1 million Western Coal shares participate in the arrangement, being a fully diluted amount of 290.9 million shares, less the 25.3 million shares acquired under the first closing of Walter Energy’s share purchase agreement announced on Nov. 18, 2010.  This further assumes that the second closing under the share purchase agreement for a further purchase of 29.3 million Western Coal shares is completed for the merger consideration. Should this second purchase occur under a separate applicable cash option it would not affect the merger consideration for remaining shareholders of Western Coal. The exchange ratio to determine the number of shares to be issued to Western Coal shareholders was based on a Walter Energy share price of USD$99.35, which is equal to the 20-day volume weighted average closing price as of Dec. 1, 2010. Walter Energy has fully committed financing for the cash portion of the consideration.

Following the completion of the transaction, Walter Energy will maintain its primary listing on the New York Stock Exchange under the symbol WLT. In connection with the transaction, Walter Energy will also apply for a listing on the Toronto Stock Exchange.  Upon completion of the transaction, three directors nominated by the Western Coal board of directors will be added to the Walter Energy board of directors. The senior management team, including the CEO, will be announced prior to the transaction’s closing.

The Agreement has been unanimously approved by both companies’ boards of directors and is expected to be completed by the second quarter of 2011.

An independent committee of Western Coal’s board of directors, as part of the process and in accordance with applicable regulatory requirements, received a formal valuation of the Western Coal shares from National Bank Financial.  In addition, National Bank Financial has provided an opinion that, as of Dec. 2, 2010, the consideration under the proposed transaction is fair, from a financial point of view, to Western Coal’s shareholders other than Walter Energy, Audley Capital Advisors LLP and their respective associates and affiliates. The board of directors of Western Coal has also received an opinion from RBC Capital Markets that, as of Dec. 2, 2010, the consideration under the transaction is fair, from a financial point of view, to Western Coal’s shareholders other than Walter Energy, Audley Capital Advisors LLP and their respective associates and affiliates.

Morgan Stanley & Co. Incorporated is acting as financial advisor and Simpson Thacher & Bartlett LLP and Osler, Hoskin & Harcourt LLP are acting as legal counsel to Walter Energy.

RBC Capital Markets is acting as financial advisor to Western Coal. Goodmans LLP is acting as Western Coal’s Canadian legal counsel and Paul, Weiss, Rifkind, Wharton & Garrison LLP as Western’s US legal counsel. Western Coal’s UK advisors are Trowers & Hamlins LLP (legal) and Cenkos Securities plc (Nominated Advisor and Broker). National Bank Financial is acting as the independent valuator to Western Coal’s independent committee.

Regulatory Matters and Other Closing Conditions

Completion of the transaction is subject to customary closing conditions, including Canadian court approvals, a favorable vote of at least (i) two-thirds of the votes cast by Western Coal shareholders (including Walter Energy and Audley Capital Advisors LLP) and (ii) a majority of the votes cast by Western Coal’s shareholders excluding Walter Energy and Audley Capital Advisors LLP, at a special meeting of shareholders, and the receipt of all necessary regulatory approvals.  Approval by Walter Energy shareholders is not required to complete the transaction.  The definitive agreement includes a customary non-solicit clause applicable to Western Coal and provides for the payment of a CAD$99 million break-up fee if the transaction is terminated in certain circumstances.

Western Coal will call a special meeting of shareholders to approve the transaction.  In connection with the special meeting, Western will mail an information circular to its shareholders providing further details of the transaction. Walter Energy beneficially owns and controls a total of 54,547,858 common shares of Western Coal, representing approximately 19.6 percent of the outstanding common shares of Western Coal.  Walter Energy intends to vote these shares in favor of the transaction at the special meeting.

Western Coal’s shareholders are cautioned that an arrangement where they would receive Walter Energy shares directly will result in a taxable event for Canadian shareholders and shareholders in the United States.

Conference Call Webcast

Walter Energy Interim Chief Executive Officer Joe Leonard and Western Coal President and Chief Executive Officer Keith Calder will brief investors and other interested parties on Friday, Dec. 3, 2010; 11:30 a.m. Eastern Standard Time during a conference call, which will be broadcast live over the Internet.  Participants dialing in by telephone should use one of the telephone numbers and the passcode below. Participants are urged to call in several minutes ahead to register their participation. Those interested in listening to the Web cast may do so by visiting either Walter Energy’s Web site at www.walterenergy.com or Western Coal’s Web site at www.westerncoal.com. An archive will be available on both sites for up to 30 days.

What:	Walter Energy and Western Coal Investor Conference Call

When:	Dec. 3, 2010; 11:30 a.m. Eastern Standard Time

Where:	Toll-Free Conference Call Number: 888-989-4414
Alternate Conference Call Number: 1-630-395-0188
Reservation Passcode: WLT

OR

www.walterenergy.com or www.westerncoal.com

About Walter Energy

Walter Energy is a leading U.S. producer and exporter of premium hard coking coal for the global steel industry and also produces steam coal and industrial coal, metallurgical coke and coal bed methane gas. The Company has annual revenues of approximately $1.2 billion and employs approximately 2,100 people. For more information about Walter Energy, please visit the Company Web site at www.walterenergy.com.

About Western Coal

Western Coal is a producer of high quality metallurgical coal from mines in northeast British Columbia (Canada), high quality metallurgical coal and compliant thermal coal from mines located in West Virginia (USA), and high quality anthracite coal in South Wales (UK). The Company is headquartered in Vancouver, BC, Canada. It is listed on the TSX and AIM as “WTN”. www.westerncoal.com.

Walter Energy Safe Harbor Statement

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and may involve a number of risks and uncertainties. Forward-looking statements are based on information available to management at the time, and they involve judgments and estimates. There can be no assurance that the transaction with Western Coal will close. The transaction is subject to a number of closing conditions which may be outside of Walter Energy’s control. Forward-looking statements include expressions such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “may,” “plan,” “predict,” “will,” and similar terms and expressions. These forward-looking statements are made based on expectations and beliefs concerning future events affecting us and are subject to various risks, uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control, that could cause our actual results to differ materially from those matters expressed in or implied by these forward-looking statements. The following factors are among those that may cause actual results to differ materially from our forward-looking statements: the market demand for coal, coke and natural gas as well as changes in pricing and costs; the availability of raw material, labor, equipment and transportation; changes in weather and geologic conditions; changes in extraction costs, pricing and assumptions and projections concerning reserves in our mining operations; changes in customer orders; pricing actions by our competitors, customers, suppliers and contractors; changes in governmental policies and laws, including with respect to safety enhancements and environmental initiatives; availability and costs of credit, surety bonds and letters of credit; and changes in general economic conditions. Forward- looking statements made by us in this release, or elsewhere, speak only as of the date on which the statements were made. See also the “Risk Factors” in our 2009 Annual Report on Form 10-K and subsequent filings with the SEC which are currently available on our website at www.walterenergy.com. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us or our anticipated results. We have no duty to, and do not intend to, update or revise the forward-looking statements in this release, except as may be required by law. In light of these risks and uncertainties, readers should keep in mind that any forward-looking statement made in this press release may not occur. All data presented herein is as of the date of this release unless otherwise noted.

Western Coal’s Forward-Looking Information Disclaimer

This release may contain forward-looking statements that may involve risks and uncertainties. Such statements relate to Western Coal’s expectations, intentions, plans and beliefs including, in particular, statements relating to a potential strategic business combination between Western Coal and Walter and the terms of any such transaction. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from what is expressed or forecasted in these forward-looking statements as a result of various important factors, including, but not limited to: Western Coal’s ability to complete the business combination with Walter on the price, terms and conditions described or at all; the benefits of such transaction and its impact on Western Coal’s business; changes in commodity prices; strengths of various economies; the effects of competition and pricing pressures; the oversupply of, or lack of demand for, Western Coal’s products; currency and interest rate fluctuations; various events which could disrupt Western Coal’s construction schedule or operations; Western Coal’s ability to obtain additional funding on favourable terms, if at all; and Western Coal’s ability to anticipate and manage the foregoing factors and risks. Additionally, statements related to the quantity or magnitude of coal deposits are deemed to be forward looking statements. The reliability of such information is affected by, among other things, uncertainties involving geology of coal deposits; uncertainties of estimates of their size or composition; uncertainties of projections related to costs of production; the possibilities in delays in mining activities; changes in plans with respect to exploration, development projects or capital expenditures; and various other risks including those related to health, safety and environmental matters. Readers are referred to the documents filed by Western Coal on SEDAR.

Walter Energy Contacts:

Investors:

Mark H. Tubb

Vice President - Investor Relations

813.871.4027

mtubb@walterenergy.com

Media:

Michael A. Monahan

Director - Corporate Communications

205.745.2628

mmonahan@walterenergy.com

            OR

Jim Barron/Michael Henson

Sard Verbinnen & Co.

212.687.8080

Western Coal Contacts:

Investors:

David Jan

Head of Investor Relations

604.694.2891

david.jan@westerncoal.com

          OR

Cenkos Securities

Nominated Advisor and Broker

Nick Wells/ Ivonne Cantu

+44 207 397 8900

Media:

Bobby Morse / Katharine Sutton

Buchanan Communications

+44 (0)207 466 5000

bobbym@buchanan.uk.com

***

(i)  Expressed in short tons and based on each company’s publicly disclosed reserves, which are compiled under differing technical standards.